EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of C-TEC Corporation on Form S-8 of our report, dated March 10, 1995, on our audits of the consolidated financial statements and financial statement schedules of C-TEC Corporation and subsidiaries as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which report is included in the Company's Annual Report on form 10-K/A for the year ended December 31, 1994.


                                    /s/ COOPERS & LYBRAND L.L.C.
                                    ----------------------------
                                        COOPERS & LYBRAND L.L.C.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
November 22, 1995